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                                                                Exhibit 23.1



                 CONSENT OF LARRY E. NUNN & ASSOCIATES, LLC

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (registration number 333-53863), and in the related Prospectus, of Unified Financial Services, Inc. of our report dated February 1, 2001, with respect to the consolidated financial statements of the Company as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ Larry E. Nunn & Associates, L.L.C.
Columbus, Indiana
March 29, 2001